Exhibit 99.1

CONTACT:	Mike Keim
UNIVEST CORPORATION OF PENNSYLVANIA
Chief Financial Officer
215-721-2511, keimm@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION OF PENNSYLVANIA – UNIVEST

BANK AND TRUST CO. – REPORTS FOURTH QUARTER AND YEAR END EARNINGS

SOUDERTON, Pa., January 23, 2013 – Univest Corporation of Pennsylvania (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. and its insurance, investments and equipment financing subsidiaries, today announced financial results for the quarter and year ended December 31, 2012. Univest reported net income of $5.1 million or $0.30 diluted earnings per share for the quarter ended December 31, 2012, a 3% decrease in net income compared to $5.3 million or $0.32 diluted earnings per share for the quarter ended December 31, 2011. For the year ended December 31, 2012, Univest reported net income of $20.9 million or $1.24 diluted earnings per share, compared to $18.9 million or $1.13 diluted earnings per share for the same period in the prior year. The increase in net income of $2.0 million during 2012 represents an increase of 11% over the prior year.

Loans

Gross loans and leases increased $12.4 million from September 30, 2012 and $35.5 million from December 31, 2011. The growth in loans from the prior year-end occurred primarily in the commercial and residential mortgage categories. While the Corporation continued to see increased loan activity during 2012, overall credit demand and utilization of lines by businesses and consumers remained light as a result of the slow and uncertain economic recovery.

Deposits

Total deposits increased $87.4 million from September 30, 2012 and $116.1 million from December 31, 2011. Deposits, excluding public funds, grew $87.1 million from September 30, 2012 and $120.2 million from December 31, 2011, primarily due to new customers choosing Univest and an overall increase in demand deposits.

Net Interest Income and Margin

Net interest income decreased $184 thousand or 1% to $18.2 million in the fourth quarter of 2012 compared to the fourth quarter of 2011. The net interest margin on a tax-equivalent basis for the fourth quarter of 2012 was 3.80%, compared to 3.84% during the third quarter of 2012, and down from 3.96% in the fourth quarter of 2011. Net interest income decreased $2.3 million or 3% to $72.5 million for the year ended December 31, 2012 compared to the same period in 2011. The net interest margin on a tax-equivalent basis for the year ended December 31, 2012 was 3.89% compared to 4.15% for the year ended December 31, 2011.

The declines in net interest income and net interest margin were primarily due to the re-investment of maturing and called investment securities into lower yielding investments as a result of the lower interest rate environment and lower rates on commercial loans due to re-pricing and competitive pressures. The declines in net interest income and net interest margin were partially offset by re-pricing of certificates of deposit and savings account products.

Non-Interest Income

Non-interest income for the quarter ended December 31, 2012 was $10.4 million, an increase of $1.4 million or 16% from the comparable period in the prior year. The net gain on mortgage banking activities increased $919 thousand during the fourth quarter of 2012 over the same period in 2011 as refinance volume continues to be strong. Insurance commission and fee income was up $404 thousand mainly due to the Javers Group acquisition on May 31, 2012. In addition, trust fee income increased $433 thousand primarily due to growth in trust assets and estate fees. Partially offsetting this favorable variance was a decline in investment advisory commission and fee income of $371 thousand, primarily a result of timing and customer product selection.

Non-interest income for the year ended December 31, 2012 was $40.3 million, an increase of $5.9 million or 17% compared to the same period in the prior year. The increase was primarily attributable to an increase in the net gain on mortgage banking activities of $4.2 million due to stronger mortgage demand from increased refinance activity, a $1.3 million gain on the sale of a former operations building and proceeds from bank owned life insurance death benefits of $989 thousand. In addition, insurance commission and fee income was up $798 thousand mostly due to the Javers Group acquisition. These favorable variances were partially offset by an increase in the net loss on sales and write-downs of other real estate owned of $1.1 million. In addition, the net gain on sales of securities was $305 thousand for the year ended December 31, 2012 compared to $1.4 million for the same period in 2011.

Non-Interest Expense

Non-interest expense for the fourth quarter of 2012 was $19.7 million, an increase of $2.1 million or 12% compared to the fourth quarter of 2011. Salaries and benefits expense increased $1.4 million primarily due to higher commissions related to increased mortgage banking activities, annual performance increases and additional staff hired to expand our existing business lines and welcomed through the Javers acquisition. Additionally, non-interest expense increased due to higher equipment expenses and employment services used to identify top sales personnel.

Non-interest expense for the year ended December 31, 2012 was $76.3 million, an increase of $8.3 million or 12% compared to same period in the prior year. Salaries and benefits expense increased $6.1 million primarily due to higher commissions related to increased mortgage banking activities, annual performance increases and additional staff hired primarily to support revenue generation. Additionally, non-interest expense increased due to higher loan workout, legal, employment services and equipment expenses. The year-to-date increases were partially offset by a decline in deposit insurance premiums of $350 thousand mainly due to the amended assessment calculation requirement through the FDIC rule implemented April 1, 2011. The payment was formerly based on deposits whereas the rule change now bases the payment on the average consolidated total assets less average tangible equity.

Asset Quality and Provision for Loan and Lease Losses

Non-accrual loans and leases, including non-accrual troubled debt restructured loans, decreased to $32.1 million at December 31, 2012 from $38.2 million at December 31, 2011. Non-accrual loans and leases were $30.5 million at September 30, 2012. The decrease in non-accrual loans from December 31, 2011 was mainly due to loan charge-offs, pay-downs and sales, and one large non-accrual troubled debt restructured credit for $6.2 million which was returned to accruing troubled debt restructured status as the borrower made six consecutive principal and interest payments; these collectively exceeded the additions to non-accrual loans. Net loan and lease charge-offs were $4.7 million during the fourth quarter of 2012 compared to $4.3 million for the fourth quarter of 2011. For the year ended December 31, 2012, net loan and lease charge-offs were $15.2 million compared to $18.5 million for the year ended December 31, 2011.

Non-accrual loans and leases as a percentage of total loans and leases (held for investment and nonaccrual loans held for sale) were 2.17% at December 31, 2012, compared to 2.07% at September 30, 2012 and 2.64% at December 31, 2011. Other real estate owned decreased to $1.6 million, consisting of two properties at December 31, 2012, compared to $3.3 million at September 30, 2012 and $6.6 million at December 31, 2011. The year-to-date decrease was primarily due to write-downs on properties of $2.0 million to their updated appraised values, and the sale of three commercial properties for $3.0 million which had a total carrying value of $2.9 million, resulting in a gain on sale of $97 thousand.

The provision for loan and lease losses was $2.4 million for the fourth quarter of 2012, compared to $2.2 million for the quarter ended September 30, 2012 and $3.1 million for the quarter ended December 31, 2011. The provision for loan and lease losses for the year ended December 31, 2012 was $10.0 million, a reduction of $7.5 million compared to $17.5 million for the year ended December 31, 2011. The decrease in the year-to-date provision was primarily the result of migration and resolution of loans through the loan workout process and a decrease in loss factors for commercial real estate loans. The allowance for loan and lease losses as a percentage of loans and leases held for investment was 1.67% at December 31, 2012, compared to 1.84% at September 30, 2012 and 2.07% at December 31, 2011. The allowance for loan and lease losses to nonaccrual loans and leases held for investment equaled 77.01% at December 31, 2012, compared to 97.03% at September 30, 2012 and 78.18% at December 31, 2011.

Capital

Univest continues to remain well-capitalized at December 31, 2012. Univest’s total risk-based capital at December 31, 2012 was 15.62%, well in excess of the regulatory minimum for well capitalized status of 10%.

Dividend

On November 28, 2012, Univest Corporation declared a quarterly cash dividend of $0.20 per share, payable on December 28, 2012. This represented a 4.82% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

About Univest Corporation

Headquartered in Souderton, Pa., Univest Corporation of Pennsylvania (www.univest.net) and its subsidiaries serve the financial needs of residents, businesses, and nonprofit organizations in Bucks, Chester, Montgomery and Lehigh counties. For more information on Univest Corporation of Pennsylvania and its subsidiaries, please visit www.univest.net.

# # #

This press release of Univest Corporation and the reports Univest Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Univest Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation is engaged; (6) technological issues which may adversely affect Univest Corporation’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation files with the Securities and Exchange Commission. Univest Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

December 31, 2012

(Dollars in thousands)

Balance Sheet (Period End)	12/31/12	09/30/12	06/30/12	03/31/12	12/31/11
Assets	$2,304,841	$2,232,081	$2,188,727	$2,192,164	$2,206,839
Securities	499,579	515,256	439,092	451,433	471,165
Loans held for sale	4,530	6,146	1,333	2,535	3,157
Loans and leases held for investment, gross	1,481,862	1,469,511	1,465,449	1,459,830	1,446,406
Allowance for loan and lease losses	24,746	27,096	30,502	30,597	29,870
Loans and leases held for investment, net	1,457,116	1,442,415	1,434,947	1,429,233	1,416,536
Total deposits	1,865,333	1,777,930	1,743,922	1,730,030	1,749,232
Non-interest bearing deposits	368,948	334,856	334,828	307,769	304,006
NOW, money market and savings	1,164,874	1,101,147	1,052,217	1,029,145	1,036,726
Time deposits	331,511	341,927	356,877	393,116	408,500
Borrowings	117,276	132,920	121,878	144,208	137,234
Shareholders’ equity	284,277	281,589	277,316	275,525	272,979

Balance Sheet (Average)	For the three months ended,					For the twelve months ended,
	12/31/12	09/30/12	06/30/12	03/31/12	12/31/11	12/31/12	12/31/11
Assets	$2,264,863	$2,214,283	$2,173,698	$2,180,451	$2,174,857	$2,208,493	$2,122,788
Securities	499,017	474,523	450,482	457,511	423,657	470,473	429,213
Loans and leases, gross	1,478,156	1,465,897	1,460,275	1,457,320	1,435,173	1,465,448	1,448,079
Deposits	1,823,707	1,771,454	1,726,441	1,724,310	1,727,861	1,761,676	1,681,681
Shareholders’ equity	286,980	280,172	277,621	275,071	276,114	282,286	273,255

Asset Quality Data (Period End)
	12/31/12	09/30/12	06/30/12	03/31/12	12/31/11
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases and nonaccrual loans held for sale	$32,132	$30,525	$36,762	$36,270	$38,207
Accruing loans and leases 90 days or more past due	441	690	384	523	365
Accruing troubled debt restructured loans and leases	13,457	13,383	7,591	7,301	3,893
Other real estate owned	1,601	3,301	3,922	4,993	6,600
Nonperforming assets	47,631	47,899	48,659	49,087	49,065
Allowance for loan and lease losses	24,746	27,096	30,502	30,597	29,870
Nonaccrual loans and leases / Loans and leases held for investment and nonaccrual loans held for sale	2.17%	2.07%	2.51%	2.48%	2.64%
Nonperforming loans and leases / Loans and leases held for investment and nonaccrual loans held for sale	3.11%	3.03%	3.05%	3.02%	2.94%
Allowance for loan and lease losses / Loans and leases held for investment	1.67%	1.84%	2.08%	2.10%	2.07%
Allowance for loan and lease losses / Nonaccrual loans and leases held for investment	77.01%	97.03%	82.97%	84.36%	78.18%
Allowance for loan and lease losses / Nonperforming loans and leases held for investment	53.76%	64.52%	68.18%	69.39%	70.34%

	For the three months ended,					For the twelve months ended,
	12/31/12	09/30/12	06/30/12	03/31/12	12/31/11	12/31/12	12/31/11
Net loan and lease charge-offs	$4,732	$5,616	$1,438	$3,373	$4,272	$15,159	$18,507
Net loan and lease charge-offs (annualized)/Average loans and leases	1.27%	1.52%	0.40%	0.93%	1.18%	1.03%	1.28%

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

December 31, 2012

(Dollars in thousands, except per share data)

	For the three months ended,					For the twelve months ended,
For the period:	12/31/12	09/30/12	06/30/12	03/31/12	12/31/11	12/31/12	12/31/11
Interest income	$19,988	$19,977	$20,258	$20,431	$20,821	$80,654	$85,468
Interest expense	1,838	1,958	2,111	2,267	2,487	8,174	10,728

Net interest income	18,150	18,019	18,147	18,164	18,334	72,480	74,740
Provision for loan and lease losses	2,382	2,210	1,343	4,100	3,140	10,035	17,479

Net interest income after provision	15,768	15,809	16,804	14,064	15,194	62,445	57,261
Noninterest income:
Trust fee income	1,902	1,625	1,625	1,625	1,469	6,777	6,344
Service charges on deposit accounts	1,128	1,122	1,079	1,100	1,147	4,429	5,057
Investment advisory commission and fee income	1,407	1,350	1,350	1,256	1,778	5,363	5,373
Insurance commission and fee income	2,078	2,129	2,057	2,267	1,674	8,531	7,733
Bank owned life insurance income	365	463	336	1,506	502	2,670	1,668
Other-than-temporary impairment	—	(4)	(6)	(3)	(5)	(13)	(16)
Net gain on sales of securities	14	9	24	258	—	305	1,417
Net gain on mortgage banking activities	1,571	2,171	1,074	1,272	652	6,088	1,868
Other income	1,913	1,996	461	1,740	1,761	6,110	4,963

Total noninterest income	10,378	10,861	8,000	11,021	8,978	40,260	34,407
Noninterest expense
Salaries and benefits	11,163	10,828	10,733	11,563	9,725	44,287	38,230
Premises and equipment	2,664	2,597	2,513	2,428	2,544	10,202	9,784
Deposit insurance premiums	410	406	429	444	457	1,689	2,039
Other expense	5,475	5,227	4,961	4,441	4,837	20,104	17,957

Total noninterest expense	19,712	19,058	18,636	18,876	17,563	76,282	68,010

Income before taxes	6,434	7,612	6,168	6,209	6,609	26,423	23,658
Applicable income taxes	1,358	1,842	1,405	946	1,349	5,551	4,776

Net income	$5,076	$5,770	$4,763	$5,263	$5,260	$20,872	$18,882

Per Common Share Data:
Book value per share	$16.95	$16.80	$16.55	$16.42	$16.34	$16.95	$16.34
Net income per share:
Basic	$0.30	$0.34	$0.28	$0.31	$0.32	$1.25	$1.13
Diluted	$0.30	$0.34	$0.28	$0.31	$0.32	$1.24	$1.13
Dividends per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.80	$0.80
Weighted average shares outstanding	16,765,199	16,760,080	16,770,290	16,749,134	16,716,160	16,761,184	16,742,898
Period end shares outstanding	16,770,232	16,765,126	16,759,893	16,780,416	16,702,376	16,770,232	16,702,376

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

December 31, 2012

	For the three months ended,					For the twelve months ended,
Profitability Ratios (annualized)	12/31/12	09/30/12	06/30/12	03/31/12	12/31/11	12/31/12	12/31/11
Return on average assets	0.89%	1.04%	0.88%	0.97%	0.96%	0.95%	0.89%
Return on average shareholders’ equity	7.04%	8.19%	6.90%	7.70%	7.56%	7.39%	6.91%
Net interest margin (FTE)	3.80%	3.84%	3.97%	3.95%	3.96%	3.89%	4.15%
Efficiency ratio (1)	65.93%	62.84%	67.59%	60.46%	60.87%	64.09%	59.14%
Capitalization Ratios
Dividends declared to net income	66.06%	58.09%	70.48%	63.63%	63.48%	64.25%	70.87%
Shareholders’ equity to assets (Period End)	12.33%	12.62%	12.67%	12.57%	12.37%	12.33%	12.37%
Tangible common equity to tangible assets	9.88%	10.12%	10.11%	10.18%	10.00%	9.88%	10.00%
Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	11.47%	11.48%	11.57%	11.64%	11.53%	11.47%	11.53%
Tier 1 risk-based capital ratio	14.35%	14.07%	14.38%	14.50%	14.29%	14.35%	14.29%
Total risk-based capital ratio	15.62%	15.34%	15.64%	15.76%	15.56%	15.62%	15.56%

(1)	Total operating expenses to net interest income before loan loss provision plus non-interest income adjusted for tax equivalent income.

	Distribution of Assets, Liabilities and Shareholders’ Equity: Interest Rates and Interest Differential
		For the Three Months Ended December 31,
Tax Equivalent Basis		2012			2011
	Average Balance	Income/ Expense	Average Rate	Average Balance	Income/ Expense	Average Rate
Assets:
Interest-earning deposits with other banks	$43,538	$43	0.39%	$105,886	$76	0.28%
U.S. Government obligations	173,458	519	1.19	128,491	501	1.55
Obligations of state and political subdivisions	121,062	1,577	5.18	114,664	1,722	5.96
Other debt and equity securities	204,497	844	1.64	180,502	1,294	2.84

Total interest-earning deposits and investments	542,555	2,983	2.19	529,543	3,593	2.69

Commercial, financial, and agricultural loans	447,619	4,944	4.39	417,063	4,673	4.45
Real estate—commercial and construction loans	533,178	6,809	5.08	535,571	7,194	5.33
Real estate—residential loans	260,787	2,555	3.90	246,736	2,658	4.27
Loans to individuals	42,844	624	5.79	43,745	616	5.59
Municipal loans and leases	132,187	1,781	5.36	134,861	1,943	5.72
Lease financings	61,541	1,465	9.47	57,197	1,413	9.80

Gross loans and leases	1,478,156	18,178	4.89	1,435,173	18,497	5.11

Total interest-earning assets	2,020,711	21,161	4.17	1,964,716	22,090	4.46

Cash and due from banks	73,812			40,503
Reserve for loan and lease losses	(27,988)			(32,099)
Premises and equipment, net	33,625			34,323
Other assets	164,703			167,414

Total assets	$2,264,863			$2,174,857

Liabilities:
Interest-bearing checking deposits	$236,752	$39	0.07	$213,389	$58	0.11
Money market savings	370,894	118	0.13	319,117	159	0.20
Regular savings	523,569	156	0.12	482,177	282	0.23
Time deposits	339,901	1,194	1.40	423,206	1,558	1.46

Total time and interest-bearing deposits	1,471,116	1,507	0.41	1,437,889	2,057	0.57

Short-term borrowings	101,607	31	0.12	109,336	76	0.28
Long-term debt	—	—	—	5,000	48	3.81
Subordinated notes and capital securities	21,365	300	5.59	22,861	306	5.31

Total borrowings	122,972	331	1.07	137,197	430	1.24

Total interest-bearing liabilities	1,594,088	1,838	0.46	1,575,086	2,487	0.63

Demand deposits, non-interest bearing	352,591			289,972
Accrued expenses and other liabilities	31,204			33,685

Total liabilities	1,977,883			1,898,743

Shareholders’ Equity
Common stock	91,332			91,332
Additional paid-in capital	64,769			61,474
Retained earnings and other equity	130,879			123,308

Total shareholders’ equity	286,980			276,114

Total liabilities and shareholders’ equity	$2,264,863			$2,174,857

Net interest income		$19,323			$19,603

Net interest spread			3.71			3.83
Effect of net interest-free funding sources			0.09			0.13

Net interest margin			3.80%			3.96%

Ratio of average interest-earning assets to average interest-bearing liabilities	126.76%			124.74%

Notes:	For rate calculation purposes, average loan and lease categories include unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended December 31, 2012 and 2011 have been calculated using the Corporation’s federal applicable rate of 35.0%.

	Distribution of Assets, Liabilities and Shareholders’ Equity: Interest Rates and Interest Differential
		For the Twelve Months Ended December 31,
Tax Equivalent Basis		2012			2011
	Average Balance	Income/ Expense	Average Rate	Average Balance	Income/ Expense	Average Rate
Assets:
Interest-earning deposits with other banks	$52,387	$164	0.31%	$44,696	$116	0.26%
U.S. Government obligations	154,715	2,038	1.32	145,253	2,366	1.63
Obligations of state and political subdivisions	119,993	6,669	5.56	111,722	6,875	6.15
Other debt and equity securities	195,765	3,913	2.00	172,238	5,697	3.31

Total interest-earning deposits and investments	522,860	12,784	2.45	473,909	15,054	3.18

Commercial, financial, and agricultural loans	445,883	19,367	4.34	428,222	19,721	4.61
Real estate—commercial and construction loans	530,633	27,550	5.19	541,073	29,152	5.39
Real estate—residential loans	253,486	10,373	4.09	246,102	10,740	4.36
Loans to individuals	43,562	2,480	5.69	42,760	2,433	5.69
Municipal loans and leases	133,212	7,231	5.43	129,880	7,471	5.75
Lease financings	58,672	5,709	9.73	60,042	5,856	9.75

Gross loans and leases	1,465,448	72,710	4.96	1,448,079	75,373	5.21

Total interest-earning assets	1,988,308	85,494	4.30	1,921,988	90,427	4.70

Cash and due from banks	49,362			41,028
Reserve for loan and lease losses	(30,771)			(33,152)
Premises and equipment, net	34,079			34,376
Other assets	167,515			158,548

Total assets	$2,208,493			$2,122,788

Liabilities:
Interest-bearing checking deposits	$230,031	$177	0.08	$206,830	$238	0.12
Money market savings	330,839	509	0.15	299,299	701	0.23
Regular savings	510,005	790	0.15	482,064	1,468	0.30
Time deposits	363,225	5,162	1.42	408,638	6,576	1.61

Total time and interest-bearing deposits	1,434,100	6,638	0.46	1,396,831	8,983	0.64

Short-term borrowings	108,023	326	0.30	106,280	332	0.31
Long-term debt	109	4	3.67	5,000	190	3.80
Subordinated notes and capital securities	21,921	1,206	5.50	23,425	1,223	5.22

Total borrowings	130,053	1,536	1.18	134,705	1,745	1.30

Total interest-bearing liabilities	1,564,153	8,174	0.52	1,531,536	10,728	0.70

Demand deposits, non-interest bearing	327,576			284,850
Accrued expenses and other liabilities	34,478			33,147

Total liabilities	1,926,207			1,849,533

Shareholders’ Equity
Common stock	91,332			91,332
Additional paid-in capital	64,517			61,457
Retained earnings and other equity	126,437			120,466

Total shareholders’ equity	282,286			273,255

Total liabilities and shareholders’ equity	$2,208,493			$2,122,788

Net interest income		$77,320			$79,699

Net interest spread			3.78			4.00
Effect of net interest-free funding sources			0.11			0.15%

Net interest margin			3.89%			4.15

Ratio of average interest-earning assets to average interest-bearing liabilities	127.12%			125.49%

Notes:	For rate calculation purposes, average loan and lease categories include unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the twelve months ended December 31, 2012 and 2011 have been calculated using the Corporation’s federal applicable rate of 35.0%.